Exhibit 99.1

VERSES® Promotes James Hendrickson to President and Chief Operating Officer

Dan Mapes to Assume Role of President Emeritus and Director of Global Development

VANCOUVER, British Columbia, April 17, 2025 — VERSES AI Inc. (CBOE:VERS) (OTCQB:VRSSD) (“VERSES’’ or the “Company”) a cognitive computing company specializing in next-generation intelligent software systems announces that James Hendrickson has been promoted to the role of President and Chief Operating Officer (COO) of VERSES AI.

“James has demonstrated extraordinary leadership and operational excellence since joining VERSES,” said Gabriel René, Founder and CEO of VERSES. “As we prepare for the expected commercial launch of our flagship Genius™ platform, I believe James’ experience of scaling up tech operations will be critical. I believe his background at both large enterprises, like Honeywell, and small start-ups, like Berkshire Grey which eventually became listed on the Nasdaq, will help our Company to navigate the next stages of growth.”

“I’m honored to take on this new responsibility during such a pivotal time for VERSES,” said James Hendrickson. “My top priority will always be ensuring that we design and bring quality products to the market that our users want and need and to create value for our shareholders. I believe the anticipated commercial launch of Genius will open many opportunities across industries, including where I have seen Genius already achieve success such as telecom, financial services, transportation and logistics, and technology.”

The Company is also pleased to announce Dan Mapes is leaving his role as President and has been appointed President Emeritus and Director of Global Development where he will continue to work with global partners and thought leaders on furthering the VERSES mission.

“I thank Dan for his contributions as a founder of the Company and look forward to continuing to work together in his new role,” continues Mr. René

To learn more about Genius, please visit: https://www.verses.ai/genius.

Developers can sign up for Genius beta here: https://www.verses.ai/genius-beta-signup

About VERSES

VERSES is a cognitive computing company building next-generation intelligent software systems modeled after the wisdom and genius of Nature. Designed around first principles found in science, physics and biology, our planned flagship product, Genius,™ is expected to be a suite of tools for machine learning practitioners to model complex dynamic systems and generate autonomous intelligent agents that continuously reason, plan, and learn. Imagine a Smarter World that elevates human potential through technology inspired by Nature. Learn more at verses.ai, LinkedIn, and X.

On behalf of the Company

Gabriel René, Founder & CEO, VERSES AI Inc.

Press Inquiries: press@verses.ai

Investor Relations Inquiries

U.S., Matthew Selinger, Partner, Integrous Communications, mselinger@integcom.us 415-572-8152

Canada, Leo Karabelas, President, Focus Communications, info@fcir.ca 416-543-3120

Cautionary Note Regarding Forward-Looking Statements

This news release contains statements which constitute “forward-looking information” or “forward-looking statements” within the meaning of applicable securities laws, including statements regarding the plans, intentions, beliefs and current expectations of the Company with respect to future business activities and plans of the Company. Forward-looking information and forward-looking statements are often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions. More particularly and without limitation, this news release contains forward–looking statements and information relating to the planned public commercial launch of our flagship Genius platform, and the many opportunities across industries Genius is expected to create for the Company are not historical facts.

The forward–looking statements and information are based on certain key expectations and assumptions made by the management of the Company. As a result, there can be no assurance that such plans will be completed as proposed or at all. Such forward-looking statements are based on a number of assumptions of management, including, without limitation, that our flagship Genius platform will be publicly launched or that Genius will create many opportunities for the Company across industries. Although management of the Company believes that the expectations and assumptions on which such forward- looking statements and information are based are reasonable, undue reliance should not be placed on the forward–looking statements and information since no assurance can be given that they will prove to be correct.

Forward-looking statements and information are provided for the purpose of providing information about the current expectations and plans of management of the Company relating to the future. Readers are cautioned that reliance on such statements and information may not be appropriate for other purposes, such as making investment decisions. Since forward– looking statements and information address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors and risks. These include, but are not limited to, that the Company will not successfully publicly launch Genius or and that Genius will not create a number of opportunities for the Company across industries, and other risks detailed from time to time in the filings made by the Company in accordance with securities regulations. Accordingly, readers should not place undue reliance on the forward– looking statements and information contained in this news release. Readers are cautioned that the foregoing list of factors is not exhaustive.

The forward–looking statements and information contained in this news release are made as of the date hereof and no undertaking is given to update publicly or revise any forward–looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. The forward-looking statements or information contained in this news release are expressly qualified by this cautionary statement.